Exhibit 10.5

                         RESEARCH AND LICENSE AGREEMENT

                                    AMENDMENT

   THIS AGREEMENT is between THE GENERAL HOSPITAL CORPORATION, a not-for-profit Massachusetts corporation doing business as Massachusetts General Hospital having its principal place of business at Fruit Street, Boston, Massachusetts 02114 ("GENERAL") and NYMOX CORPORATION, a corporation having its principal place of business at 1 Taft Court, Suite 101, Rockville, Maryland, (NYMOX) to amend their existing AGREEMENT (dated September 1, 1995) to include the following changes:

        1. The definitions of TECHNOLOGY, FIELD OF RESEARCH, LICENSE FIELD, and PRODUCT are extended from "diagnostic" to "diagnostic and therapeutic." The word "diagnostic" is replaced by the words "diagnostic and therapeutic" in

             a) paragraph 2 ("TECHNOLOGY") of the preamble;
             b) paragraph 1.4 ("FIELD OF RESEARCH");
             c) paragraph 1.9 ("LICENSE FIELD");

   and the word "diagnostic" is replaced by the words "diagnostic or therapeutic" in

             d) paragraph 1.14 ("PRODUCT").

        2. In accordance with paragraph 2.4(c) of the AGREEMENT, the Research Plan appended hereto as Appendix F is added to the AGREEMENT as a RESEARCH PROPOSAL (hereinafter the "ADDITIONAL RESEARCH PROPOSAL"). GENERAL and PRINCIPAL INVESTIGATORS will conduct the ADDITIONAL RESEARCH PROPOSAL beginning on the date of the execution of this Amendment ("the Amendment Effective Date"), and continuing thereafter, unless sooner terminated, for the next five (5) years. NYMOX may elect to terminate the ADDITIONAL RESEARCH PROPOSAL, effective either three (3) years or four (4) years after the Amendment Effective Date, upon one (1) year's prior notice to GENERAL.

        3. NYMOX agrees to support said ADDITIONAL RESEARCH PROPOSAL with annual grants of one hundred seventy two thousand ($172,000) dollars, in accordance with the budget contained in Appendix F, in addition to the consideration stipulated in item 2.2 of the AGREEMENT. NYMOX will pay GENERAL the further grants in accordance with the following schedule:

             Forty-three thousand dollars ($43,000) within ten (10) days of the execution of this AMENDMENT; forty-three thousand dollars ($43,000) on or about the first day of each calendar quarter for the next eleven (11) consecutive quarters; forty three thousand dollars ($43,000) on or about the first day of each calendar quarter for an additional eight (8) quarters, in the event that GENERAL and NYMOX agree to continue for the fourth and fifth year.

        4. NYMOX hereby notifies GENERAL of, and GENERAL hereby acknowledges, NYMOX's request pursuant to paragraph 6.1 of the AGREEMENT for GENERAL to grant NYMOX a license as defined in paragraphs 6.2 and 6.3 of the AGREEMENT to the PATENT RIGHTS listed in Appendix E of the AGREEMENT. In accordance with paragraph 6.8 of the AGREEMENT, the parties shall meet within one (1) year of the Amendment Effective Date to designate reasonable objectives and the time periods in which objectives are to be met by NYMOX, its AFFILIATES or SUBLICENSEES to develop PRODUCTS for commercial sale. These objectives shall include distinct objectives for the development both of diagnostic PRODUCTS and therapeutic PRODUCTS.

        5. The third paragraph of Section 6.8 of the AGREEMENT is hereby amended as follows:

             If NYMOX (i) fails to meet the objectives established by agreement of the parties for development either of diagnostic PRODUCTS or therapeutic PRODUCTS and fails to negotiate reconsideration of such objectives or to request alternative dispute resolution or (ii) fails to meet objectives established by alternative dispute resolution, GENERAL shall have the right to terminate the licenses to such PATENT RIGHT granted hereunder in the portion of the field, diagnostics or therapeutics, in which the objectives have not been met or convert such licenses to non-exclusive licenses in the applicable portion of the field by providing to NYMOX sixty (60) days prior written notice. Prior to the expiration of such sixty (60) day period, NYMOX may submit such action to alternative dispute resolution to determine whether or not NYMOX has exerted reasonable efforts pursuant to this paragraph 6.8, and once such action has been submitted to alternative dispute resolution the licenses and rights may only be modified or canceled in the event of a decision in the alternative dispute resolution that NYMOX has not exerted such reasonable efforts. If the alternative dispute resolver decides that NYMOX has exerted reasonable efforts, the alternative dispute resolver shall establish new objectives.

        6. NYMOX acknowledges that it is currently in arrears to GENERAL for Patent Costs totaling ninety four thousand one hundred seventy six dollars ($94,176) for costs prior to the EFFECTIVE DATE of the AGREEMENT and for the period October 1, 1995 through June 30, 1996. NYMOX agrees to pay GENERAL said amount, in full, within ninety (90) days of the execution of this AMENDMENT.

        IN WITNESS WHEREOF, GENERAL, and NYMOX have caused this instrument to be executed.

   NYMOX CORPORATION                     THE GENERAL HOSPITAL CORPORATION

   By:   /s/ Hossein Ghanbari            By:   /s/Marcia H. Anderegg
   Title:  Sr. Vice President            Title:  Marcia Hawboldt Anderegg
           for Research and                      Assistant Director
           Development and                       Office of Technology Affairs
           Strategic Planning
   Date:       2/14/97                   Date:     2/13/97